UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2003

KCS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13781	22-2889587
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Suite 1200
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 877-8006
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1	Presentation by KCS Energy, Inc. in November 2003.

Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     In connection with its recently announced public offering of 6,000,000 shares of common stock, KCS is furnishing herewith certain data being presented to analysts and investors in November 2003. This presentation is not filed but is furnished pursuant to Regulation FD as Exhibit 99.1 hereto and is incorporated herein by reference.

     The presentation includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of KCS. All forward-looking statements are based on KCS’ beliefs as well as assumptions made by and information currently available to KCS. These statements reflect KCS’ current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in the prospectus related to the offering for which the presentation was given, KCS’ 2002 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCS Energy, Inc.

Date: November 7, 2003	/s/	Frederick Dwyer

Frederick Dwyer
Vice President, Controller
and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Presentation by KCS Energy, Inc. in November 2003.